UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

Premier, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36092	35-2477140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of principal executive offices, including zip code)

(704) 357-0022

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2022 (the “Closing Date”), Premier Healthcare Alliance, L.P. (“Premier LP”), Premier Supply Chain Improvement, Inc. (“PSCI”) and Premier Healthcare Solutions, Inc. (“PHSI”), as Co-Borrowers, and certain domestic subsidiaries of the Co-Borrowers, as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), Swing Line Lender and an L/C Issuer, other lenders from time to time party thereto, and Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC and Truist Securities, Inc., as Joint Lead Arrangers and Joint Book Managers, entered into an unsecured Amended and Restated Credit Agreement, dated as of December 12, 2022 (the “Credit Agreement”). The Credit Agreement has a maturity date of December 12, 2027, subject to up to two one-year extensions at the request of the Co-Borrowers and approval of a majority of the lenders under the Credit Agreement.

The Credit Agreement provides for a revolving credit facility of up to $1.0 billion (the “Credit Facility”) with (i) a $50.0 million subfacility for standby letters of credit and (ii) a $100.0 million subfacility for swingline loans. The Credit Agreement also provides that Co-Borrowers may from time to time (i) incur incremental term loans and (ii) request an increase in the revolving commitments under the Credit Facility, together up to an aggregate of $350.0 million, subject to the approval of the lenders providing such term loans or revolving commitment increase. The Credit Agreement contains an unconditional and irrevocable guaranty of all obligations of Co-Borrowers under the Credit Agreement by the current and future Guarantors. Premier is not a guarantor under the Credit Agreement.

The Credit Agreement refinanced the Credit Agreement, dated November 9, 2018, as amended, among the Co-Borrowers, Services, certain subsidiary guarantors, the lender parties thereto and the Administrative Agent (the “Prior Loan Agreement”), and the Prior Loan Agreement was terminated on the Closing Date. The Prior Loan Agreement included a $1.0 billion unsecured revolving credit facility. The Prior Loan Agreement was scheduled to mature on November 9, 2023. At the time of its termination, outstanding borrowings, accrued interest and fees and expenses under the Prior Loan Agreement totaled $331M, which was repaid with cash on hand and borrowings under the new Credit Facility.

The Credit Agreement permits Co-Borrowers to prepay amounts outstanding under the Credit Facility without premium or penalty, provided, however, that Co-Borrowers are required to compensate the lenders for losses and expenses incurred as a result of the prepayment of any SOFR Loan. Committed loans under the Credit Agreement may be in the form of SOFR Loans or Base Rate Loans, at the option of Co-Borrowers. SOFR Loans bear interest at the secured overnight financing rate (“SOFR”) plus an adjustment of 0.10% (“Adjusted Term SOFR”) plus the Applicable Rate (defined as a margin based on the Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement)). Base Rate Loans bear interest at the Base Rate (defined as the highest of the prime rate announced by the Administrative Agent, the federal funds effective rate plus 0.50%, the one-month Adjusted Term SOFR plus 1.0%, and 0%), plus the Applicable Rate. The Applicable Rate ranges from 1.250% to 1.750% for SOFR Loans and 0.250% to 0.750% for Base Rate Loans. On the Closing Date, the interest rate for SOFR Loans was 5.633% and the interest rate for Base Rate Loans was 7.00%. Co-Borrowers are required to pay a commitment fee ranging from 0.125% to 0.225% per annum on the actual daily unused amount of commitments under the Credit Facility. The initial amount of the commitment fee was set at 0.125%.

The Credit Agreement contains customary representations and warranties of Co-Borrowers and Guarantors (collectively, the “Loan Parties”) for the benefit of the Administrative Agent and the lenders. The Credit Agreement also contains customary affirmative and negative covenants, including, among others, limitations on liens, indebtedness, fundamental changes, dispositions, restricted payments and investments. Under the terms of the Credit Agreement, the Loan Parties are not permitted to allow the Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement) to exceed 3.75 to 1.00 for any period of four consecutive fiscal quarters, provided that, in connection with any acquisition for which the aggregate consideration exceeds $250.0 million, the maximum Consolidated Total Net Leverage Ratio may be increased to 4.25 to 1.00 for the four consecutive fiscal quarter period beginning with the quarter in which such acquisition is completed. The Credit Agreement also contains customary events of default including, among others, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults of any indebtedness or guarantees in excess of $75.0 million, bankruptcy and other insolvency events, ERISA-related liabilities and judgment defaults in excess of $50.0 million, and the occurrence of a Change of Control (as defined in the Credit Agreement). If any event of default occurs and is continuing, the Administrative Agent may, with the consent, or shall, at the request, of a majority of the lenders under the Credit Agreement, terminate the commitments and declare all of the amounts owed under the Credit Agreement to be immediately due and payable.

Proceeds from borrowings under the Credit Agreement will be used to refinance the Prior Loan Agreement and may generally be used to finance ongoing working capital requirements, including permitted acquisitions, and other general corporate purposes. As of the closing date, borrowings of $300.0 million were outstanding under the Credit Facility, all of which were used to refinance and terminate the Prior Loan Agreement.

In the ordinary course of their business, the lenders and certain of their affiliates have in the past or may in the future engage in investment and commercial banking or other transactions of a financial nature with Co-Borrowers or their affiliates, including the provision of certain advisory services and the making of advances under the Prior Loan Agreement and other loans to Co-Borrowers and their affiliates.

The foregoing description of the Credit Agreement is summary in nature and qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 regarding the Prior Loan Agreement is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of December 12, 2022, by and among Premier Healthcare Alliance, L.P., Premier Supply Chain Improvement, Inc. and Premier Healthcare Solutions, Inc., as Co-Borrowers, certain domestic subsidiaries of Premier Services, LLC, as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, other lenders from time to time party thereto, and Wells Fargo Securities, LLC BofA Securities, Inc., JPMorgan Chase Bank, N.A., PNC Capital Markets LLC, and Truist Securities, Inc. as Joint Lead Arrangers and Joint Book Managers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Premier, Inc.

Date: December 16, 2022	By:	/s/ Michael J. Alkire
	Name:	Michael J. Alkire
	Title:	President and Chief Executive Officer